EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fantex, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2015, as filed with the Securities and Exchange Commission (the “Quarterly Report”), Cornell “Buck” French, Chief Executive Officer of the Company and David Mullin, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	The information in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2015

/s/ Cornell “Buck” French
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ David Mullin
Chief Financial Officer
(Principal Financial and Accounting Officer)